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                                                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Streamline.com, Inc. on Form S-8 of our report dated April 13, 1999, except for Note 14 for which the date is October 27, 1999, on our audits of the consolidated financial statements of Streamline.com, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, which are included in the Streamline.com, Inc. proxy statement filed with the Securities and Exchange Commission on December 15, 1999.


                                       PricewaterhouseCoopers LLP

                                       /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 10, 2000